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                                                                Exhibit 99.5

                 Instructions to Registered Holder and/or Book
                Entry Transfer Participant from Beneficial Owner
                                       FOR
              Tender of 12 1/2% Senior Subordinated Notes Due 2008
                                 IN EXCHANGE FOR
               12 1/2% Series B Senior Subordinated Notes Due 2008
                                DIMAC CORPORATION

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                   NEW YORK CITY TIME, ON ____________, 1999,
                    UNLESS EXTENDED (THE "EXPIRATION DATE").

            OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                    AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant
of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated _______ _, 1999 (the "Prospectus") of DIMAC Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 12 1/2% Series B Senior Subordinated Notes Due 2008 (the "New Notes") for all of its issued and outstanding 12 1/2% Senior Subordinated Notes Due 2008 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $    of the 12 1/2% Senior Subordinated Notes Due 2008.

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         / / To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED (IF ANY)): $ ________

         / / Not to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if it is an "affiliate," that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, neither the undersigned nor any such other person is engaged in, or intends to engage in, the distribution of such New Notes, and (v) if the undersigned is a broker-dealer (whether or not it is also an "affiliate"), that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities.


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         If the undersigned or the person receiving the New Notes is a broker-dealer (whether or not it is also an "affiliate") that is receiving New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the undersigned will acknowledge that it or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that the undersigned or such other person is an "underwriter" within the meaning of the Securities Act.



                                    SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s)  (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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